                                                                Allen & Gledhill
                                                          ADVOCATES & SOLICITORS

                             Dated 19 January 2007

                  YINGLI GREEN ENERGY HOLDING COMPANY LIMITED

                                       and

                               DBS TRUSTEE LIMITED

                                   TRUST DEED
                                   RELATING TO
                       YINGLI GREEN ENERGY HOLDING LIMITED
                            2006 STOCK INCENTIVE PLAN
                        RESTRICTED STOCK AWARD AGREEMENT

                                                    ALLEN & GLEDHILL
                                                    ONE MARINA BOULEVARD #28-00
                                                    SINGAPORE 018989

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                                TABLE OF CONTENTS

CONTENTS                                                                                                PAGE
1.    DEFINITIONS ...............................................................................        1

2.    PAYMENTS BY THE COMPANY ...................................................................        3

3.    HOLDING UPON TRUST ........................................................................        4

4.    GRANT, FORFEITURE AND VESTING OF AWARD ....................................................        4

5.    DEALINGS WITH THE TRUST PROPERTY ..........................................................        6

6.    VOTING RIGHTS IN RESPECT OF RESTRICTED SHARES..............................................        6

7.    POWERS OF THE MANAGING COMMITTEE ..........................................................        6

8.    INVESTMENT OF TRUST PROPERTY ..............................................................        7

9.    CUSTODY OF SECURITIES .....................................................................        8

10.   DISCLOSURE TO TRUST PARTICIPANTS ..........................................................        8

11.   COVENANTS BY TRUSTEE.......................................................................        9

12.   EXERCISE OF TRUSTEE'S POWERS AND DISCRETIONS...............................................       10

13.   EMPLOYMENT OF PROFESSIONAL ADVISERS........................................................       10

14.   TRUSTEE'S CHARGES..........................................................................       10

15.   PAYMENT OF FEES, CHARGES AND EXPENSES......................................................       10

16.   COSTS......................................................................................       11

17.   INDEMNITY..................................................................................       11

18.   RELIANCE ON INFORMATION PROVIDED BY THE MANAGING COMMITTEE, COMPANY AND ITS AFFILIATES.....       11

19.   MINIMUM NUMBER, APPOINTMENT AND REMOVAL OF TRUSTEE.........................................       12

20.   TRUSTEE'S LIABILITY........................................................................       12

21.   TERMINATION................................................................................       13

22.   AMENDMENTS.................................................................................       13

23.   CONTRACTS (RIGHTS OF THIRD PARTIES) ACT, CHAPTER 53B.......................................       13

24.   GOVERNING LAW..............................................................................       14

                                       i

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
SCHEDULE 1.......................................................................................       15

SCHEDULE 2.......................................................................................       16

SCHEDULE 3.......................................................................................       17

"SCHEDULE 4".....................................................................................       18

THIS TRUST DEED is made on the       day of January 2007 BETWEEN:

(1) YINGLI GREEN ENERGY HOLDING COMPANY LIMITED, a company incorporated in the Cayman Islands with its registered office at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-111, Cayman Islands (the "COMPANY"); and

(2) DBS TRUSTEE LIMITED, a company incorporated in Singapore with its registered office at 6 Shenton Way, DBS Building Tower One, Singapore 068809 (the "TRUSTEE", which expression shall, wherever the context so admits, include all persons for the time being the trustee or trustees of this Trust Deed).

WHEREAS:

(A) The Company has established the Plan (as defined below) pursuant to which Awards can be granted to employees (including directors or consultants) of the Company or any of its Affiliates.

(B) Pursuant to the Plan, the Company is setting up this Trust (as defined below) for the benefit of the Trust Participants (as defined below), with the intention of granting to the Trustee the Restricted Shares to hold on trust so as to facilitate the discharge of the respective obligations of the Company and its Affiliates to individual Trust Participants under and in connection with the Plan and the applicable Agreement (as defined below).

(C) The Trust is to be constituted by way of a Trust Deed to be governed by the laws of Singapore and the Trustee has agreed to be appointed as the first trustee and administrator of the Trust hereof and to act in accordance with the terms and conditions set out in this Trust Deed.

(D) The Managing Committee will be set up to provide recommendations, advice or instructions to the Trustee in connection with the administration of the Trust.

(E) With a view to establishing the said Trust, the Company has transferred to the Trustee the sum of USD 10 to be held on the said Trust.

IT IS AGREED as follows:

1.    DEFINITIONS

1.1   In this Trust Deed:

      "AGREEMENT" means a Restricted Stock Award Agreement entered into between the Company and the Trustee for the benefit of the persons named in the Agreement;

      "AWARD" means the grant of Restricted Shares by the Company to the Trustee for the benefit of a Trust Participant in accordance with the terms and conditions set out in the Plan, the applicable Agreement and this Trust Deed;

      "BUSINESS DAY" means a day where banks in Singapore are generally open for business excluding Saturdays, Sundays and Public Holidays;

      "LICENSED TRUST COMPANY" means a corporation holding a trust business licence as defined in Section 2 of the Singapore Trust Companies Act, Chapter 336;

      "MANAGING COMMITTEE" means the managing committee appointed from time-to-time by the Board in connection with the administration of the Trust wherein each member of the committee having confirmed their consent to act as such in writing to the Trustee and any such appointment or change in the managing committee having been duly notified by the Company to the Trustee in writing;

      "PLAN" means the Yingli Green Energy Holding Company Limited 2006 Stock Incentive Plan;

      "REVERSIONARY BENEFICIARY" means the Company;

      "TERMINATION DATE" means the date as determined pursuant to Clause 21.1;

      "TRUST" means the trust constituted by this Trust Deed;

      "TRUST PARTICIPANTS" means the individuals who are under the Employment of the Company or any of its Affiliates and have been selected by the Committee to be the beneficiaries under the Trust from time to time and who are the intended beneficiaries of the Awards granted by the Company to the Trustee and as are notified to the Trustee in accordance with Clause 4 of this Trust Deed;

      "TRUST DEED" means this deed and the Schedules (as from time to time amended or modified in accordance with the provisions herein contained) and any deed or other document executed in accordance with the provisions hereof (as from time to time amended or modified as aforesaid) and expressed to be supplemental hereto;

      "TRUST PERIOD" means the period of 100 years commencing on the date of this Trust Deed;

      "TRUST PROPERTY" means the subject-matter of any Award (including, without limitation, any Restricted Shares) that are transferred by the Company to the Trustee to be held on the Trust declared in this Trust Deed and all other moneys, investments, shares, accumulations or income and other property, real or personal, from which the Trustee has agreed in writing to receive on such Trust from time to time;

      "VEST" means a Trust Participant becoming beneficially entitled to the Restricted Shares granted to the Trustee for his or her benefit, which shall then become non-forfeitable in accordance with the terms of the applicable Agreement and Clause 4 of this Trust Deed;

      "VESTING DATE" means the date on which the beneficial interest in the Restricted Shares granted to the Trustee for the benefit of a Trust Participant are Vested in the Trust Participant; and

      "VESTING PERIOD" means the schedule over which the Restricted Shares granted to the Trustee for the benefit of a Trust Participant are to Vest in the Trust Participants as stipulated pursuant to Clause 4.1 of this Trust Deed.

1.2   Unless other indicated, in this Trust Deed, references to:

      1.2.1 any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such re-enactment;

      1.2.2 costs, charges, remuneration or expenses shall be deemed to include, in addition, goods and services, value added and other duties or tax (other than income tax) charged or chargeable in respect thereof;

      1.2.3 Schedules, Clauses and paragraphs shall be construed as references to respectively, the Schedules to, the Clauses of and the paragraphs of this Trust Deed;

      1.2.4 "$" shall be construed as references to the lawful currency for the time being of Singapore; and

      1.2.5 any action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall be deemed to include, in respect of any jurisdiction other than Singapore, references to such action, remedy or method of judicial proceeding for the enforcement of rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of judicial proceeding described or referred to in this Trust Deed.

1.3 All terms and references used in this Trust Deed and which are defined or construed in the Plan or the applicable Agreement, as the case may be, but are not defined or construed in this Trust Deed shall have the same meaning and construction in the Plan or applicable Agreement.

1.4 Words denoting the singular number only shall include the plural number and vice versa and words denoting the neuter or masculine gender only shall include the masculine and feminine gender or the neuter gender. Words denoting persons only shall include firms and corporations.

1.5 The headings to Clauses are inserted for convenience only and shall not affect the construction of this Trust Deed.

2.    PAYMENTS BY THE COMPANY

2.1 In order for the Company to discharge its obligations to the Trust Participants in connection with the applicable Agreement, the Company shall to the extent provided in this Trust Deed from time to time, make payments or procure the delivery of Restricted Shares to the Trustee to be held and applied by the Trustee for the purposes of the Trust herein declared.

2.2 The Company shall provide to the Trustee a list of initial Trust Participants at the inception of the Trust in or substantially in the form indicated in Schedule 1 setting out:

      2.2.1  the name of the Trust Participant;

      2.2.2 the number of Restricted Shares that are held on trust by the Trustee for the benefit of that Trust Participant;

      2.2.3 the applicable Date of Grant for each proposed Trust Participant in respect of the Restricted Shares granted to the Trustee for the benefit of the proposed Trust Participant under the applicable Agreement, and

      2.2.4  the Vesting Period and conditions thereof.

3.    HOLDING UPON TRUST

3.1 The Trustee hereby covenants with the Company for the benefit of the Trust Participants to hold the Trust Property upon trust in accordance with the terms set out in this Trust Deed.

3.2 The Trustee shall, subject to the provisions of this Trust Deed, hold the Restricted Shares which have Vested, in accordance with the terms of this Trust Deed or otherwise, and dividends accumulated on those Restricted Shares from the Vesting Date and are comprising part of the Trust Property upon trust for the Trust Participants, in accordance with their rights under the Plan, the applicable Agreement and this Trust Deed. The Trustee shall, subject to the provisions of this Trust Deed, hold the Restricted Shares that have not Vested (or any proceeds from the liquidation of such Restricted Shares that have not Vested), comprising part of the Trust Property upon trust for the Reversionary Beneficiary.

3.3 Any dividends and other income received and any capital gains realised by the Trustee and any other moneys or property (whether real or personal) acquired by the Trustee from time to time using or arising from the Trust Property or any part thereof shall be held by the Trustee as an addition to the Trust Property upon trust in accordance with the provisions of this Trust Deed.

3.4 The Trustee shall have the absolute discretion to hold Trust Property through a wholly-owned special purpose company incorporated within or outside Singapore.

4.    GRANT, FORFEITURE AND VESTING OF AWARD

4.1 The Managing Committee may, on the date of this Trust Deed and from time to time, deliver to the Trustee a certificate, in or substantially in the form indicated in Schedule 1, setting out:

      4.1.1  the name of the proposed Trust Participant;

      4.1.2 the number of Restricted Shares that are the subject of the Award to the Trustee for the benefit of that Trust Participant;

      4.1.3 the applicable Date of Grant for each proposed Trust Participant in respect of the Restricted Shares granted to the Trustee for his benefit under the applicable Agreement; and

      4.1.4 the Vesting Period and conditions thereof,

      and the person named in the certificate shall be a Trust Participant from the date of the certificate.

4.2 Where any of the particulars set out in a certificate delivered to the Trustee under Clause 4.1 is adjusted, altered, amended or varied in accordance with the terms of the Plan or the applicable Agreement (including where the Vesting Period has been accelerated or Shares are deemed Vested for any reason in accordance with the terms of the applicable Agreement), the Managing Committee who had already issued the certificate under Clause 4.1 shall deliver to the Trustee a certificate, in or substantially in the form set out in Schedule 2 to replace such certificate.

4.3 Where any Award to or for the benefit of a Trust Participant or where any Restricted Shares issued to the Trustee for the benefit of a Trust Participant is forfeited under the terms and conditions of the Plan and applicable Agreement and some or all of the Restricted Shares issued to the Trust for the benefit of the said Trust Participant have not Vested, the Managing Committee shall, as soon as practicable and in any event not less than fifteen (15) Business Days of such forfeiture, deliver to the Trustee a certificate, in or substantially in the form set out in Schedule 3, setting out:

      4.3.1  the name of the Trust Participant;

      4.3.2 the number of Restricted Shares that are the subject of that Award to the Trustee for the benefit of that Trust Participant and that have not Vested;

      4.3.3  the applicable Date of Grant; and

      4.3.4  the date of forfeiture of that Award

      and the Trust Participant so named in the certificate shall cease to be a Trust Participant in this Trust as of the date of the certificate. Upon receipt of such certificate, the rights and interests of the individual so named under this Trust shall be transferred to the Reversionary Beneficiary and the Trustee shall be entitled to disregard such Trust Participant in the performance of its duties and obligations under this Trust Deed.

4.4 Upon Vesting of any Restricted Shares but before the expiry of the Call Period, the Managing Committee may issue a Call Notice to the Trustee, in or substantially in the form indicated in Schedule 4, to sell to the Company the Callable Restricted Shares or any part (but not fractions) thereof at the Repurchase Price and the Company shall pay to the Trustee the Repurchase Price. Upon receipt of the Repurchase Price, the Trustee shall distribute the Repurchase Price and any dividend accumulated on such Callable Restricted Shares from Vesting Date, to the Company as the agent of the Trust Participant who is the intended beneficiary of such Callable Restricted Shares that have Vested. In the event that only a part (but not fractions) of the Callable Restricted Shares is subject to a Call Notice, the remainder Callable Restricted Shares not subject to such a Call Notice shall be held in trust by the Trustee for the benefit of the Trust Participant until the earlier of (a) the Trustee making a distribution pursuant to a subsequent Call Notice issued by the Managing Committee in respect of those remainder Callable Restricted Shares under this Clause 4.4, or (b) the Trustee making a distribution upon the expiry of the Call Period in respect of those remainder Callable Restricted Shares pursuant to Clause 4.5.

4.5 Upon the expiry of the Call Period where no Call Notice was issued or a Call Notice was issued but a portion of the Callable Restricted Shares were not repurchased pursuant to Clause 4.4, the Trustee shall distribute to the Company as the agent of the Trust Participant who is the intended beneficiary of the applicable Restricted Shares either such applicable Restricted Shares in specie or in cash (from the proceeds of the liquidation of such applicable Restricted Shares by the Trustee), at the option of the Trust Participant, such option to be given in writing by the Trust Participant to the Trustee within fifteen (15) Business Days from the expiry of the Call Period of such applicable Restricted Shares, failing which the Trustee shall be entitled to make the distribution of such applicable Restricted Shares in specie, together with any dividend accumulated on such applicable Restricted Shares from the Vesting Date, to the Company as the agent of the Trust Participant who is the intended beneficiary of the applicable Restricted Shares. The

      Trustee shall inform the Managing Committee, as agent of the Trust Participant of the expiry of the applicable Call Period.

4.6 For the avoidance of doubt, all distributions out of the Trust Property to be made for the benefit of any Trust Participant by the Trustee shall be made in accordance with the provisions of this Trust Deed and shall only be made to the Company as the agent of any Trust Participant who is the intended beneficiary of any such distribution. Any such payment or distribution to the Company as the agent of any Trust Participant shall constitute a full and proper discharge for the Trustee in relation to any such payment or distribution and no Trust Participant shall have any claim against the Trustee in this regard.

5.    DEALINGS WITH THE TRUST PROPERTY

      Except as provided in Clauses 4 and 8, the Trustee shall not have any power to encumber, sell, transfer or otherwise dispose of the Trust Property or any part thereof.

6.    VOTING RIGHTS IN RESPECT OF RESTRICTED SHARES

6.1 In relation to Restricted Shares that have not Vested, all rights of voting conferred by those Restricted Shares shall be exercised by the Trustee in accordance with the instructions of the Managing Committee.

6.2 In relation to Restricted Shares that have Vested, all rights of voting conferred by those Restricted Shares shall be exercised by the Trustee in accordance with the instructions of the Trust Participant in whom the interest in the Restricted Shares have Vested.

6.3 The Trustee shall not be under any liability or responsibility in respect of any loss caused by any vote, action or consent given or taken or not taken by the Trustee whether in person or by proxy, and, in particular but without limitation to the foregoing, the Trustee shall not incur any liability or responsibility for any loss caused by reason of any error of law or mistake of fact or any matter or thing done or omitted or approval voted or given or withheld by the Trustee under this Trust Deed, unless such loss is caused by the Trustee's own fraud, gross negligence or wilful misconduct.

6.4 The phrase "rights of voting" or the word "vote" used in this Clause shall be deemed to include not only a vote at a meeting but any consent to or approval of any arrangement, scheme or resolution or any alteration in or abandonment of any rights attaching to any part of the Trust Property and the right to requisition or join in a requisition to convene any meeting or to give notice of any resolution or to circulate any statement.

7.    POWERS OF THE MANAGING COMMITTEE

7.1 The Managing Committee will have the power to provide recommendations, advice or instructions (as the case may be) to the Trustee in connection with the administration of the Trust. Such recommendation, advice or instruction (as the case may be) shall be made or given by the majority of the Managing Committee in writing to the Trustee.

7.2 The Managing Committee shall have the power to add or remove any Trust Participant under the Trust in the manner provided in Clauses 4.1 and 4.3 of this Trust Deed, such addition or removal shall be effective from the date of the certificates under Clauses 4.1 and 4.3 respectively.

7.3 In the event of addition of new Trust Participants pursuant to Clauses 7.1 and 7.2 of this Trust Deed, the Company shall cause additional Restricted Shares to be registered in the name of the Trustee on the stock transfer books of the Company for the benefit of new Trust Participants.

7.4 The Managing Committee shall have the power to recommend to or direct the Trustee to liquidate Restricted Shares held on trust for the benefit of the Reversionary Beneficiary. Proceeds from the liquidation of such Restricted Shares shall be distributed by the Trustee to the Reversionary Beneficiary. The Managing Committee shall however, not be allowed to instruct the Trustee to liquidate Restricted Shares that have (a) already Vested, or (b) not been forfeited under the terms and conditions of the Plan and the applicable Agreement, unless in accordance with Clause 4.5 of this Trust Deed.

7.5 The Managing Committee shall have the power to give instructions to the Trustee to invest proceeds of liquidation of Restricted Shares pursuant to Clause 7.4 of this Trust Deed, or any other part of the Trust Property excluding Shares which have Vested and dividends paid on the Restricted Shares.

8.    INVESTMENT OF TRUST PROPERTY

8.1 The Trustee shall, on the instructions of the Managing Committee under Clause 7.5 of this Trust Deed, have the power to invest the proceeds of liquidation of Restricted Shares pursuant to Clause 7.4 of this Trust Deed, or any other part of the Trust Property excluding Restricted Shares which have Vested and dividends paid on the Restricted Shares and the Trustee shall not be liable for any loss arising from such investments or from acting on any recommendation or instructions from the Managing Committee thereof unless such loss is caused by the Trustee's own fraud, gross negligence or wilful misconduct.

8.2 For the avoidance of doubt, the Trustee shall have no obligation or duty to invest any dividend arising from the Restricted Shares subject to this Trust in any manner whatsoever.

8.3 The Trustee may at any time or times during the Trust Period accumulate the whole or any part of the income of the Trust Property so far as it is not paid or applied for the purposes of the Trust herein declared and shall stand possessed of any such accumulations as an accretion to the capital of the Trust Property.

8.4   The Trustee shall hold:

      8.4.1  any unutilised cash balance; and

      8.4.2  any income therefrom,

      upon trust as part of the Trust Property and shall have the power to apply the same in accordance with the recommendations or instructions of the Managing Committee and/or towards its expenses of administering the Trust established by this Trust Deed (including taxes chargeable in respect of any income earned by or in connection with the sale or acquisition of any Trust Property), and shall in all cases promptly notify the Managing Committee of such expenses thereof. The Managing Committee shall be entitled to be informed in writing of the imposition of taxes by the relevant Singapore tax authority in respect of any income earned by or in connection with the sale or acquisition of any Trust Property within a reasonable time after such tax claim is asserted by the relevant Singapore tax authority in that all information and correspondence relating to such taxes to the extent provided by the relevant tax authorities to the Trustee shall be given to the Managing Committee.

8.5 Subject to Clause 6 of this Trust Deed, where any Restricted Shares are subject to the Trust created by this Trust Deed, the Trustee may concur in any scheme or arrangement for:

      8.5.1  the reconstruction of the Company;

      8.5.2 the sale of any or any part of the property and undertaking of the Company to another company;

      8.5.3 the acquisition of the securities of the Company, or of control thereof, by another company;

      8.5.4  the amalgamation of the Company with another company; and/or

      8.5.5 the release, modification or variation of any rights, privileges or liabilities attached to the Restricted Shares or any of them,

      in the like manner as if the Trustee was entitled to the Restricted Shares beneficially, with power to accept any securities of any denomination or description of the reconstructed or purchasing or new company in lieu of or in exchange for all or any of the Restricted Shares.

8.6 Save as expressly set out herein and as far as allowed by law, the provisions of Part II of the Trustees Act, Chapter 337 are expressly excluded.

9.    CUSTODY OF SECURITIES

      The Trustee may place any securities or documents of title for the time being in the possession of the Trustee in connection with the trusts hereof in any bank or safe deposit or with any solicitor and shall not be responsible for any loss incurred by its doing so.

10.   DISCLOSURE TO TRUST PARTICIPANTS

10.1 As between the Trustee and the Trust Participants, the Trustee shall not (unless ordered to do so by a court of competent jurisdiction) be required to disclose to any Trust Participant any confidential, financial, price sensitive, or other information made available to the Trustee by the Company and/or the Managing Committee in connection with this Trust Deed.

10.2  Without prejudice to the generality of the foregoing and subject to Clause
      10.3 below, a Trust Participant (for the purpose of this Clause, the "REQUESTING TRUST PARTICIPANT") may request the Managing Committee to issue written directions to the Trustee to provide to the Managing Committee as agent of the Requesting Trust Participant the aggregate number of Restricted Shares which are the subject of the Awards that had been granted to the Requesting Trust Participant and the number of Restricted Shares Vested and

      Unvested thereof, as at a date determined by the Trustee and falling not earlier than 30 days prior to the date on which a request is made for such information by the Requesting Trust Participant.

      provided that nothing contained in this Clause 10.2 shall require the Trustee to disclose to any Trust Participant the identity of any other Trust Participant or the number of Restricted Shares that are the subject of an Award granted to any other Trust Participant.

10.3 Nothing in this Clause 10 shall prevent the Trustee, in the exercise of its discretion for the proper administration of the Trust, from providing to the Managing Committee, as agent of any Trust Participant, from time to time, the information set out in Clause 10.2.

11.   COVENANTS BY TRUSTEE

11.1  The Trustee hereby covenants as follows:

      11.1.1 that it will exercise all due diligence and vigilance in carrying out its functions and duties and in accordance with the rights and interests of beneficiaries under the Trust created pursuant to this Trust Deed;

      11.1.2 that it will keep or cause to be kept proper books of accounts in relation to those rights and interests;

      11.1.3 that it will send to the Company as soon as practicable and in any event within fifteen (15) Business Days after the end of each calendar month, a monthly report setting out:

             (i) the number of Restricted Shares held by the Trustee as at the last day of the previous calendar month;

             (ii)  the amount of Trust Property in the nature of moneys;

             (iii) the brokerage charges, if any, incurred in the previous calendar month;

      11.1.4 at the request of the Company, the Trustee shall provide (within fifteen (15) Business Days of the request) the following information:

            (i) such information relating to the Trust Property and to dealings by the Trustee in relation to the Trust Property that would enable directors of the Company or its Affiliates to comply with their disclosure obligations;

            (ii) such other information within the knowledge, possession or control of the Trustee that is required for the performance or conduct of business of the Company or its Affiliates; and

      11.1.5 at the request of the Company, that it will appoint an approved company auditor or auditors as defined in Section 4(1) of the Singapore Companies Act, Chapter 50 as auditor or auditors of the Trust created pursuant to this Trust Deed and cause its accounts to be audited by such appointed auditor and deliver a copy of such audited accounts to the Company; and

      11.1.6 it will conduct all transactions with or for the Trust created pursuant to this Trust Deed at arm's length; and

      11.1.7 it will ensure that it complies with all tax reporting, filing and withholding requirements only in relation to the Trust and its administration thereof.

12.   EXERCISE OF TRUSTEE'S POWERS AND DISCRETIONS

12.1 The Trustee may exercise or concur in the exercise of any power or discretion hereby or by law conferred on the Trustee notwithstanding that the Trustee could be deemed to be personally interested in the exercise thereof.

12.2 The Trustee shall not make any distribution or liquidate any Share unless in accordance with the provisions of this Trust Deed.

13.   EMPLOYMENT OF PROFESSIONAL ADVISERS

13.1 The Trustee may in the exercise of its discretion and in the performance of its duties hereunder employ, or engage in the services of, and pay a solicitor, accountant, estate agent, stockbroker or other person, firm or company engaged in any other profession or business to transact or advise on all or any business required to be done provided that the estimated expenses to be incurred in obtaining such services must be approved by the Managing Committee prior to the employment or engagement above-mentioned, such approval shall not be unreasonably withheld and Shall be deemed to be given unless the Managing Committee in writing state otherwise within 15 days after the Trustee has provided the estimated expenses to the Management Committee.

13.2 The Trustee shall not be liable for any loss (including but not limited to indirect and consequential losses) arising from any act or omission of such persons employed or engaged pursuant to Clause 13.1, or the reliance of the Trustee on any advice, recommendation or services provided by such persons so employed or engaged. For avoidance of doubt, sections 41M and 41N of the Trustees Act (Cap. 337) shall apply to this clause 13.

14.   TRUSTEE'S CHARGES

      The Trustee may act in relation to the trusts hereof and shall be entitled to charge and be paid all reasonable professional and other charges (including reasonable out-of pocket expenses) for business transacted, time expended or acts done by the Trustee in connection with the trust hereof (including such charges or expenses arising prior to the removal or retirement of the Trustee) and shall be indemnified in relation thereto by the Company accordingly.

15.   PAYMENT OF FEES, CHARGES AND EXPENSES

15.1 Without prejudice to Clause 8.4, all reasonable fees, charges or expenses incurred in connection with the management and administration of the Trust herein (including the charges and expenses of the Trustee and charges of persons employed or engaged pursuant to Clause 13.1) and all taxes chargeable in respect of income earned by or in connection with the sale of any Trust Property shall be paid out of the cash balance of the Trust Property for the time being.

15.2 In the event that the cash balance of the Trust Property for the time being is insufficient to effect payments under Clause 15.1 as and when they fall due, the Company shall upon request in writing by the Trustee make funds available to the Trustee, to ensure that such payments will be made promptly.

16.   COSTS

      The Company shall bear all costs and expenses related to the preparation and execution of this Trust Deed.

17.   INDEMNITY

17.1 Without prejudice to the Company's rights to seek contribution from any of its Affiliates, the Company hereby covenants with the Trustee that the Company will indemnify the Trustee and keep it fully and effectually indemnified against all costs, claims, damages, losses, expenses, and demands whatsoever (including but not limited to indirect or consequential losses) which may arise out of or in connection with the Trust herein declared and especially in relation to actions taken by the Trustee on the recommendations, advice or instructions of the Managing Committee whatsoever, other than claims arising from the fraud, gross negligence or wilful default of the Trustee or any of its directors, officers or employees.

18. RELIANCE ON INFORMATION PROVIDED BY THE MANAGING COMMITTEE, COMPANY AND ITS AFFILIATES

18.1 The Managing Committee shall provide the Trustee with an updated list of the Trust Participants on a regular basis and prior to any investment or liquidation of any Restricted Shares. In the event of any inconsistencies between the abovementioned list and the records held by the Trustee, the list provided by the Managing Committee shall prevail.

18.2 Unless herein specifically provided, any certificate, order, notice, direction, request or other communication from the Managing Committee (or the Company only in relation to the appointment or any change in the members of the Managing Committee) to be made or given under any provision of this Trust Deed shall be signed by a person or persons notified by the Managing Committee (or the Company as the case may be) to the Trustee in writing as the person or persons who will be signatories.

18.3 The Trustee shall be entitled to assume that all members of the Managing Committee who communicate with the Trustee through whatever medium remain duly appointed members of the Managing Committee and persons designated as signatories under Clause 18.2 (as the case may), unless otherwise notified in writing of the retirement or replacement of such member by the Company

18.4 The Company shall maintain the personal records of the Trust Participants and the Trustee shall be entitled to rely without further enquiry on all information relating to the Company or its Affiliates and the Trust Participants supplied to them by the person or persons designated as signatories under Clause 18.2.

18.5 In particular, but without prejudice to the generality of the foregoing, any written statement signed by that person or persons designated as signatories under Clause 18.1 to the effect that any person is or has ceased to be in the Employment of the Company or as to any other circumstance affecting a person believed by the Trustee to be or not to be a Trust Participant may be treated by the Trustee as conclusive evidence of the matters therein stated.

19.   MINIMUM NUMBER, APPOINTMENT AND REMOVAL OF TRUSTEE

19.1 A Licensed Trust Company may act as sole trustee hereof, but save as aforesaid, there shall be not less than two individual Trustees.

19.2 The power of appointing new Trustees shall be exercisable by either the Company or the existing Trustee, which shall be entitled at any time by deed to appoint any new or additional Trustee or Trustees.

19.3 Provided that the retirement or removal of a sole corporate Trustee or one of two individual Trustees herein shall not become effective until a Licensed Trust Company or, where appropriate, a new Trustee is appointed as successor Trustee:

      19.3.1 a Trustee hereof may retire at any time by giving not less than 45 days' written notice to the Company, or such shorter notice as the Company may agree, without assigning any reason therefore and without being responsible for any costs incurred by the Company by such retirement; or

      19.3.2 the Company shall have power to remove any Trustee hereof by giving not less than 45 days' written notice (or in the case of any removal of the Trustee for cause, no notice shall be required) to the Trustees for the time being, or such shorter notice as the Trustee may agree, without assigning any reason therefore and without being responsible for any costs incurred by the Trustee by such removal, except as provided in Clause 14 and Clause 16 of this Trust Deed. The Trustee shall not be responsible for appointing a successor Trustee (if necessary) in such an event.

19.4 A retiring Trustee or a Trustee who has been removed by the Company shall be required to provide a final report containing substantially the information required by Clause 11.1.3 up to and including the last date of its appointment, enter into such deed or deeds and to effect such transfers of Trust Property as may be necessary or desirable in order to vest the Trust Property in the continuing or new Trustee.

20.   TRUSTEE'S LIABILITY

20.1 In the execution of the trusts hereby declared, the Trustee shall not be liable for any loss (including but not limited to indirect or consequential losses) arising by reason of any act or thing done or mistake or omission made in good faith by the Trustee except for any loss arising from the fraud, gross negligence or wilful default of the Trustee or any of its directors, officers or employees.

20.2 For the avoidance of doubt, the Trustee shall not incur any liability or responsibility by reason of having acted on any notice, recommendation or instruction of the Managing Committee or any Trust Participant or the Company given to the Trustee in relation to any matter under this Trust Deed.

20.3 On any Trustee retiring or being removed as a Trustee, such Trustee shall (subject to Clause 18) cease to be under any obligation whatsoever in relation to the Trust hereof or any Trust Property or any matter arising hereunder in relation to the Trust herein declared, except for any loss arising from the fraud gross negligence or wilful default of the Trustee or any of its directors, officers or employees, which shall have been committed prior to his retirement or removal as Trustee.

21.   TERMINATION

21.1 The Termination Date for the purposes of this Trust Deed means the earlier of the following dates:

      21.1.1 the date on which the Trust Period shall expire;

      21.1.2 the date on which the Company shall determine to terminate the Trust established by this Trust Deed;

      21.1.3 the date on which there are no Trust Participants remaining in the Trust; and

      21.1.4 the date on which no Trust Property remains in the Trust.

21.2 On the Termination Date, the Trust established by this Trust Deed shall terminate and subject to this Clause 21, the Trustee shall be released of its duties and obligations herein.

21.3 In the event that on Termination Date there remains Trust Participants and Trust Property, the Trustee shall distribute such Trust Property (excluding Restricted Shares that have Vested and dividends accumulated on those Restricted Shares from the Vesting Date) to the remaining Trust Participants and the Reversionary Beneficiary as the Managing Committee shall appoint, failing which, the Trust Property shall be distributed in any manner as the Trustee shall deem fit.

21.4 In the event that on Termination Date there remains Trust Property but no remaining Trust Participants, the Trustee shall distribute such Trust Property to the Reversionary Beneficiary.

22.   AMENDMENTS

      The Trustee may at any time with and only with the written consent of the majority of the Managing Committee enter into a Supplemental Deed to alter, amend, extend, modify or add to the Trust, powers and provisions of this Trust Deed, provided always that no such alteration, amendment, extension, modification or addition shall alter adversely the rights attached to any Award granted prior to such alteration, amendment, extension, modification or addition.

23.   CONTRACTS (RIGHTS OF THIRD PARTIES) ACT, CHAPTER 53B

      Unless otherwise expressly provided for in this Trust Deed, a person, other than a Affiliate of the Company, who is not a party to this Trust Deed has no rights under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore to enforce any of the provisions of this Trust Deed.

24.   GOVERNING LAW

      This Trust Deed shall be governed by, and construed in accordance with the laws of Singapore.

                                   SCHEDULE 1

                      FORM OF CERTIFICATE OF AWARDS GRANTED

To:   [-]

      [ADDRESS]

Attention: [-]

Dear Sirs

                              TRUST DEED DATED [-]

           RELATING TO THE YINGLI GREEN ENERGY HOLDING COMPANY LIMITED

                        [NOTIONAL STOCK INCENTIVE PLAN]

  Pursuant to Clause 4.1 of the above Trust Deed, we hereby certify as follows:

                                                          Number of
                     Identification                      Restricted
                         number                            Shares
                    (eg. passport or   Position held   Awarded Name of
    Name of          certificate of        in the      (state range if   Date of   Vesting
Trust Participant       identity)         Company         applicable)     Grant    Period
-----------------   ----------------   -------------   ---------------   -------   -------
-----------------   ----------------   -------------   ---------------   -------   -------

-----------------   ----------------   -------------   ---------------   -------   -------

-----------------   ----------------   -------------   ---------------   -------   -------

-----------------   ----------------   -------------   ---------------   -------   -------

-----------------   ----------------   -------------   ---------------   -------   -------

                                               For and on behalf of

                                               the Managing Committee

                                          By:
                                              ---------------------------

                                          Name:
                                                -------------------------

                                          Title:
                                                -------------------------

                                          Date:
                                                -------------------------

                                   SCHEDULE 2

                   REPLACEMENT CERTIFICATE FOR AWARDS GRANTED

To:   [-]

      [ADDRESS]

Attention: [-]

Dear Sirs

                              TRUST DEED DATED [-]

           RELATING TO THE YINGLI GREEN ENERGY HOLDING COMPANY LIMITED

                         [NOTIONAL STOCK INCENTIVE PLAN]

      Pursuant to Clause 4.2 of the above Trust Deed, we hereby confirm that this certificate replaces the Certificate of Award Granted/Replacement
         Certificate for Award Granted dated [-] and certify as follows:

                     Identification       Number of
                         number          Restricted
                    (eg. passport or   Shares Awarded
   Name of           certificate of    (state range if   Date of   Vesting
Trust Participant       identity)        applicable)      Grant     Period
-----------------   ----------------   ---------------   -------   -------
-----------------   ----------------   ---------------   -------   -------

-----------------   ----------------   ---------------   -------   -------

-----------------   ----------------   ---------------   -------   -------

-----------------   ----------------   ---------------   -------   -------

-----------------   ----------------   ---------------   -------   -------

-----------------   ----------------   ---------------   -------   -------

                                               For and on behalf of

                                               the Managing Committee

                                          By:
                                              ---------------------------

                                          Name:
                                                -------------------------

                                          Title:
                                                -------------------------

                                          Date:
                                                -------------------------

                                   SCHEDULE 3

                     FORM OF CERTIFICATE OF AWARDS FORFEITED

To:   [-]

      [ADDRESS]

Attention: [-]

Dear Sirs

                              TRUST DEED DATED [-]

           RELATING TO THE YINGLI GREEN ENERGY HOLDING COMPANY LIMITED

                         [NOTIONAL STOCK INCENTIVE PLAN]

  Pursuant to Clause 4.3 of the above Trust Deed, we hereby certify as follows:

                     Identification       Number of
                         number           Restricted
                    (eg. passport or   Shares forfeited                   Date of
      Name of        certificate of    (state range if                    Forfeiture of
Trust Participant      identity)          applicable)     Date of Grant    Award
-----------------   ----------------   ----------------   -------------   -------------
-----------------   ----------------   ----------------   -------------   -------------

-----------------   ----------------   ----------------   -------------   -------------

-----------------   ----------------   ----------------   -------------   -------------

-----------------   ----------------   ----------------   -------------   -------------

-----------------   ----------------   ----------------   -------------   -------------

-----------------   ----------------   ----------------   -------------   -------------

                                               For and on behalf of

                                               the Managing Committee

                                          By:
                                              ---------------------------

                                          Name:
                                                -------------------------

                                          Title:
                                                -------------------------

                                          Date:
                                                -------------------------

                                  "SCHEDULE 4"

                               FORM OF CALL NOTICE

To:   [-]

      [ADDRESS]

Attention: [-]

Dear Sirs

                              TRUST DEED DATED [-]

           RELATING TO THE YINGLI GREEN ENERGY HOLDING COMPANY LIMITED

                        [NOTIONAL STOCK INCENTIVE PLAN]

   Pursuant to Clause 4.4 of the Trust Deed, we hereby issue a Call Notice in respect of the Callable Restricted Shares as set out below:

                                           Number of
                     Identification        Callable           Number of        Repurchase
                         number           Restricted          Callable        Price of each
                    (eg. passport or    Shares Vested        Restricted         Callable
    Name of          certificate of    (state range if    Shares subject to    Restricted
Trust Participant       identity)        applicable)       this Call Notice       Share
-----------------   ----------------   ----------------   -----------------   -------------
-----------------   ----------------   ----------------   -----------------   -------------

-----------------   ----------------   ----------------   -----------------   -------------

-----------------   ----------------   ----------------   -----------------   -------------

-----------------   ----------------   ----------------   -----------------   -------------

-----------------   ----------------   ----------------   -----------------   -------------

                                               For and on behalf of

                                               the Managing Committee

                                          By:
                                              ---------------------------

                                          Name:
                                                -------------------------

                                          Title:
                                                -------------------------

                                          Date:
                                                -------------------------

IN WITNESS WHEREOF this Trust Deed has been entered into the first day and year first above written.

THE COMMON SEAL of

YINGLI GREEN ENERGY HOLDING

COMPANY LIMITED

was hereunto affixed in the presence of:

/s/ Wang Xiangdong
------------------------------------
Wang Xiangdong
Director

/s/  Miao Liansheng
------------------------------------
Miao Liansheng
Director

THE COMMON SEAL of                                        (SEAL)

DBS TRUSTEE LIMITED

was hereunto affixed in the presence of:

/s/  Jean Wang
------------------------------------
Jean Wang
Director

/s/  Jane Lim
------------------------------------
Jane Lim
Authorised Signatory